Exhibit 23.3


INDEPENDENT                          2700 E. Executive Drive, Suite 140
MINING CONSULTANTS, INC.             Tucson, Arizona 85706 USA
                                     Tel: (520) 294-9861 Fax: (520) 294-9865

                                     November 2, 2001



Pat Prejean
Manager of Financial Reporting
Freeport-McMoRan Copper & Gold, Inc.
1615 Poydras Street
New Orleans, LA 70112

Dear Mr. Prejean,


        We consent to the use in this registration Statement on Form S-3 of Freeport-McMoRan Copper & Gold, Inc.of our reports incorporated by reference therein and to all references to our firm in the Registration Statement, including the reference to us under the heading "Experts" in the Prospectus comprising a part of the Registration Statement as being experts in mining, geology and reserve determination.



                                   INDEPENDENT MINING CONSULTANTS, INC.



Date: December 31, 2001             By: /s/ John M. Marek
                                      ---------------------------
                                     Name: John M. Marek
                                     Title:   President